Exhibit 23.3

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

We hereby consent to the references to our firm and to the use of our reports effective December 31, 2010; December 31, 2009; and December 31, 2008, in the Energy Partners, Ltd. Annual Report on Form 10-K for the year ended December 31, 2010, to be filed with the Securities and Exchange Commission on or about March 3, 2011.

NETHERLAND, SEWELL & ASSOCIATES, INC.

By:	/s/ C.H. (Scott) Rees III
C.H. (Scott) Rees III, P.E. Chairman and Chief Executive Officer

Dallas, Texas

February 28, 2011